UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 11, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On January 11, 2005, Alon USA, Inc., a Delaware corporation (the “Borrower”), as borrower under the Amended and Restated Credit Agreement, dated January 14, 2004, as amended (the “Credit Agreement”), between the Borrower, the certain lenders party thereto and Credit Suisse First Boston, as administrative agent (the “Administrative Agent”), delivered a notice to the Administrative Agent of the Borrowers intent to prepay in full all of its outstanding obligations under the Credit Agreement. The Borrower is a wholly-owned subsidiary of Alon USA Energy, Inc., the registrant.
In accordance with the notice to the Administrative Agent, the Borrower expects to make a payment of approximately $103.9 million on January 19, 2006 in satisfaction of all of its outstanding obligations under the Credit Agreement. Of this amount, $100 million represents a voluntary prepayment of the outstanding principal under the Credit Agreement, approximately $0.9 million represents accrued and unpaid interest on the principal balance, and $3 million represents a 3% prepayment premium.
The borrowings outstanding under the Credit Agreement mature on January 14, 2009. The Borrower did not have the right to prepay outstanding principal amounts prior to January 17, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: January 11, 2006